Exhibit 99.1

FOR IMMEDIATE RELEASE
April 8, 2020

CONTACT:
Investor Relations - (301) 968-9300

AGNC Investment Corp. Declares Monthly Common Stock Dividend of $0.12 per Common Share for April 2020 and Provides Company Update
Bethesda, MD - April 8, 2020 - AGNC Investment Corp. (Nasdaq: AGNC) (“AGNC” or the “Company”) announced today that its Board of Directors has declared a cash dividend of $0.12 per share of common stock for April 2020. The dividend is payable on May 11, 2020 to common stockholders of record as of April 30, 2020. The Company also reaffirmed its intention to continue its practice of reporting monthly estimates of tangible net book value per share of common stock in conjunction with its monthly dividend declarations.
“Consistent with the decline in AGNC’s book value during the first quarter of 2020 stemming from the financial market dislocations associated with the COVID-19 pandemic, AGNC today announced its revised monthly dividend level of $0.12 per common share,” said Gary Kain, the Company’s Chief Executive Officer and Chief Investment Officer. “Importantly, this reduction in AGNC’s dividend also provides the Company greater flexibility to take advantage of attractive investment opportunities presented by the current environment and to reinvest earnings in excess of our dividend back into our business over time. The agency mortgage-backed securities (“Agency MBS”) market has continued to strengthen since quarter end in large part due to the ongoing support from the Federal Reserve.
“Looking ahead, we believe AGNC is well-positioned to generate very attractive risk-adjusted returns in the current environment. A significant portion of the decline in our book value during the first quarter was driven by reduced price premiums for higher quality specified pools, which we believe will reverse over time. We expect that disruptions to the housing market and mortgage origination operations related to COVID-19 will cause prepayment speeds for these pools to be materially lower than what might otherwise be expected. We believe that our retention of almost all of these assets through the recent market turmoil will be a meaningful driver of our future returns. In addition, Agency MBS funding markets were fully functional throughout this recent crisis and continue to provide attractive funding opportunities for our portfolio. In light of these factors, we believe Agency MBS assets, which enjoy a guarantee of timely principal and interest payments from the GSEs, provide compelling risk-adjusted returns despite a very challenging credit backdrop.”

AGNC Investment Corp.
April 8, 2020

The Company also provided today an update regarding first quarter financial results and its investment portfolio:

•
As of March 31, 2020, estimated tangible net book value per share of common stock[1] was approximately $13.60, after deductions for common and preferred dividends declared through March 31, 2020, a year-to-date decline of approximately 23%.

•
Projected net spread and dollar roll income for the first quarter, excluding estimated "catch-up" premium amortization cost, is estimated to be in the range of $0.55 to $0.58 per share of common stock.[2]

•
As of March 31, 2020, estimated cash and unencumbered Agency MBS were approximately $3.5 billion, which did not include approximately $1.2 billion of capital plus excess margin held at the Company's broker-dealer subsidiary Bethesda Securities or $0.3 billion of unencumbered non-Agency securities.

•	As of March 31, 2020, AGNC’s “at risk” leverage was approximately 9.4x.[3]

•
As of March 31, 2020, AGNC’s total investment portfolio was approximately $93 billion, which included approximately $21 billion of To-Be-Announced (“TBA”) Agency MBS and $1.1 billion of non-Agency securities. The tables below include a summary of the Company’s 30-year and 15-year fixed rate Agency MBS holdings as of March 31, 2020, excluding net TBA securities, (dollars in millions):

30-Year Fixed Rate Agency MBS as of 3/31/20			15-Year Fixed Rate Agency MBS as of 3/31/20
Coupon	Fair Market Value	Specified Pool % [4]	Coupon	Fair Market Value	Specified Pool % [4]
≤ 3.0%	$5,531	15%	≤ 2.5%	$894	75%
4%	18,626	88%	3%	2,048	92%
4%	25,777	91%	4%	1,770	93%
≥ 4.5%	13,000	98%	≥ 4.0%	1,119	91%
30-Year MBS	$62,934	85%	15-Year MBS	$5,831	90%

•
The Company’s previously announced $1 billion share repurchase program, which was authorized by our Board of Directors in July 2019, remains in effect. As of the date of this press release, the Company has $0.9 billion in remaining repurchase capacity available under the program.

The financial estimates provided above reflect the views and assumptions of the Company’s management based on information currently available to them in connection with the preparation of the Company’s financial statements as of and for the quarter ended March 31, 2020. Management has not yet completed procedures to verify the completeness and accuracy of this information. Furthermore, this information is unaudited and has not been verified or reviewed by any third party, including the Company’s independent auditors. Additional information learned through completion of its financial closing procedures or otherwise may require the Company to make adjustments to these operating estimates, which could cause the Company’s actual financial results to be materially different. Estimates are subject to inherent uncertainties, and investors should not place undue reliance on them.  The Company undertakes no obligation to update or revise these estimates.
For further information or questions, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

AGNC Investment Corp.
April 8, 2020

ABOUT AGNC INVESTMENT CORP.
AGNC Investment Corp. is an internally-managed real estate investment trust ("REIT") that invests primarily in residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government-sponsored enterprise or a U.S. Government agency. For further information, please refer to www.AGNC.com.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of important factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of the Company's assets, general economic conditions, market conditions, conditions in the market for Agency securities (including the levels of market volatility and transaction price discovery), and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements, are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

_________________

1.	Estimated tangible net book value per share of common stock is based upon 567.7 million shares outstanding as of March 31, 2020.

2.
Projected net spread and dollar roll income, excluding “catch-up” premium amortization cost, per share of common stock is a non-GAAP measure. It is measured as (i) net interest income (GAAP measure) of approximately $0.12 per common share adjusted to (a) exclude retrospective "catch-up" adjustments to premium amortization cost due to an increase in the Company's projected CPR estimates for securities acquired prior to the first quarter of 2020 of approximately $0.44 per common share, (b) include TBA dollar roll income of approximately $0.03 per common share, and (c) include interest rate swap net periodic income of approximately $0.06 per common share, less (ii) total operating expense and dividends on preferred stock (GAAP measures), each approximately $0.04 per common share. The Company believes that this non-GAAP measure provides greater transparency into the information used by the Company's management in its financial and operational decision-making and that it provides additional context for users of its financial information to consider when evaluating the Company’s current performance and operations. However, this measure is an incomplete measure of its estimated financial results as computed in accordance with GAAP and should be considered as supplementary to and not as a substitute for results computed in accordance with GAAP.  In addition, not all companies use identical calculations, and the Company’s presentation of non-GAAP measure estimates may not be comparable to other similarly-named measures of other companies.  Accordingly, undue reliance should not be placed on this non-GAAP measure. A more complete presentation and reconciliation of non-GAAP measures and related information will be provided in the Company's announcement of its financial results and its periodic report to be filed with the SEC for the quarter ended March 31, 2020.  For additional information pertaining to the Company's use of non-GAAP measures, please refer to its Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

3.
“At risk” leverage is calculated as the sum of Agency and non-Agency repurchase agreements, net TBA position (at cost), and net receivable/payable for unsettled investment securities divided by total stockholders’ equity, adjusted to exclude goodwill. “At Risk” leverage ratio excludes US Treasury repurchase agreements.

4.
Specified pools include pools backed by lower balance loans with original loan balances of up to $200K, HARP pools (defined as pools that were issued between May 2009 and Dec 2018 and backed by 100% refinance loans with original LTVs ≥ 80%) and pools backed by loans 100% originated in N.Y. and Puerto Rico. Lower balance pools have a wtd. avg. original loan balance of $116 K for 15-year and $119 K for 30-year securities as of Mar 31, 2020. HARP pools have a wtd. avg. original LTV of 119% for 15-year and 136% for 30-year securities as of Mar 31, 2020.